[DESCRIPTION]Report of 10f-3 Transactions
Securities Purchased in Underwritings Involving
Transactions with Donaldson, Lufkin, & Jenrette Securities Corporation Subject to Rule 10f-3 Under the Investment Company Act of 1940
Alliance Variable Product Series Fund, Inc.
Technology Portfolio

10f-3 TRANSACTIONS FOR THE PERIOD JANUARY 1, 1999 THROUGH FEBRUARY 28, 1999
                                                                         Total   % of
                                                              Shares     Shares  Offering                        Shares
                          Date     Shares   % of FundPrice perPurchased bOffered PurchasedPurchased              Held
Security*                 PurchasedPurchasedAssets   Share    Fund Group (000)   By Group From                   02/28/99
NVIDIA Corp.              01/21/99 400      0.00%    $12.00   16,600     3,500   0.47%    Morgan Stanley         0
Verticalnet               02/11/99 600      0.00%    $16.00   28,300     3,500   0.81%    Lehman Bros.           0
Serena Software           02/12/99 1,500    0.00%    $13.00   69,100     6,000   1.15%    SG Cowen Sec.          0
Webtrends                 02/19/99 500      0.00%    $13.00   25,400     3,500   0.73%    Dain Rauchser          0
The Corp Executive        02/22/99 2,800    0.00%    $19.00   159,300    8,187   1.95%    Goldman Sachs          2,800
PC Order.Com              02/25/99 600      0.00%    $21.00   25,300     2,200   1.15%    Goldman Sachs          600

10f-3 TRANSACTIONS FOR THE PERIOD MARCH 1, 1999 THROUGH MAY 31, 1999
                                                                         Total
                          Date     Shares   % of FundPrice perPurchased bOffered Purchased                       Held
Security*                 PurchasedPurchasedAssets   Share    Fund Group (000)   By Group Broker(s)              05/31/99
Ivillage Inc.             03/18/99 800      0.00%    $24.00   33,500     3,650   0.92%    Goldman Sachs          0
Cheap Tickets             03/19/99 500      0.00%    $15.00   22,600     3,500   0.65%    Jeffries & Co          0
Autoweb.Com               03/22/99 1,200    0.00%    $14.00   54,000     5,000   1.08%    CS First Boston        0
Onemain.Com               03/25/99 1,300    0.00%    $22.00   56,600     8,500   0.67%    BT Alex Brown          0
Autobytel.Com             03/26/99 1,000    0.00%    $23.00   41,800     4,500   0.93%    BT Alex Brown          0
Ziff-Davis                03/30/99 3,100    0.00%    $19.00   136,600    10,000  1.37%    Goldman Sachs          0
Mindspring Enterprises    04/07/99 11,400   0.00%    $100.00  365,800    2,400   15.24%   Goldman Sachs          19,000
I Turf                    04/09/99 800      0.00%    $22.00   37,300     4,200   0.89%    BT Alex Brown          0
Worldgate Communications, 04/15/99 1,500    0.00%    $21.00   62,000     5,000   1.24%    Gerard Klauer Mattis   0
Proxicom                  04/20/99 1,200    0.00%    $13.00   52,400     4,500   1.16%    BT Alex Brown          0
Launch Media              04/23/99 700      0.00%    $22.00   29,000     3,400   0.85%    Lewco                  0
Applied Theory Corporation04/29/99 900      0.00%    $16.00   41,800     4,500   0.93%    Bear Stearns           0
Flycast Communications Cor05/04/99 700      0.00%    $25.00   29,100     3,000   0.97%    BT Alex Brown          0
Careerbuilder Inc.        05/11/99 900      0.00%    $13.00   25,800     4,500   0.57%    CS First Boston        0
CAIS Internet Inc.        05/20/99 1,100    0.00%    $19.00   45,900     6,000   0.77%    Bear Stearns           0
Juno Online Services      05/25/99 800      0.00%    $13.00   33,200     6,500   0.51%    Salomon Smith Barney   0
Starmedia network Inc.    05/25/99 1,900    0.00%    $15.00   81,400     7,000   1.16%    Goldman Sachs          1,900

10f-3 TRANSACTIONS FOR THE MONTH ENDED JUNE 30, 1999
                                                                         Total
                          Date     Shares   % of FundPrice perPurchased bOffered Purchased                       Held
Security*                 PurchasedPurchasedAssets   Share    Fund Group (000)   By Group Broker(s)              06/30/99
Globespan Inc.            06/23/99 1,300    0.00%    $15.00   47,400     3,250   1.46%    BancBoston Robertson   0
Internet Com Corp.        06/25/99 2,000    0.00%    $14.00   81,800     3,400   2.41%    Piper Jaffray Inc.     0
Persistence Software Inc. 06/25/99 600      0.00%    $11.00   25,100     3,000   0.84%    BancBoston Robertson   0
E-Loan Inc.               06/28/99 600      0.00%    $14.00   22,700     3,500   0.65%    Goldman Sachs & Co.    0
Network Plus Corp.        06/29/99 7,000    0.00%    $16.00   283,200    8,000   3.54%    Goldman Sachs & Co.    7,000

* Unless otherwise indicated, the securities were part of an issue registered under the Securities Act of 1933 and offered to the public.
**Indicates the puchase of an Eligible Rule 144A Security.
1) Purchases by all Alliance Funds, including the Fund, may not exceed: (a) if purchased in an offering other than an Eligible Rule 144A Offering, 25% of the principal amount of the offering of such class; or (b) if purchased in an Eligible Rule 144A Offering, 25% of the total of (i) the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, plus (ii) the principal amount of the offering of such class in any concurrent public offering.